     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 9, 1999
                                                           REGISTRATION NO. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                               ------------------

                         REALTY INFORMATION GROUP, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

      DELAWARE                                 7375                   52-1543845
(State or other jurisdiction of     (Primary Standard Industrial      (I.R.S. Employer
incorporation or organization)      Classification Code Number)       Identification No.)

                               ------------------

                             7475 Wisconsin Avenue
                           Bethesda, Maryland  20814
                                 (301) 215-8300

  (Address, including zip code, and telephone number, including area code, of principal executive offices)

                         REALTY INFORMATION GROUP, INC.
                           1998 STOCK INCENTIVE PLAN
                            (Full Title of the Plan)

          ANDREW C. FLORANCE                                            Copy to:
President and Chief Executive Officer                           MICHAEL K. ISENMAN, ESQ.
    Realty Information Group, Inc.                                   Shea & Gardner
        7475 Wisconsin Avenue                                1800 Massachusetts Avenue, NW
      Bethesda, Maryland  20814                                 Washington, D.C.  20036
            (301) 215-8300                                           (202) 828-2000
         Fax:  (301) 718-2444                                     Fax: (202) 828-2195

(Name, address, and telephone number, including area code, of agent for service)

                               ------------------

                        CALCULATION OF REGISTRATION  FEE

===================================================================================================================
     Title of Securities          Amount           Proposed Maximum      Proposed Maximum          Amount of
            To Be                 To Be           Offering Price Per    Aggregate Offering       Registration
          Registered            Registered              Share                  Price                  Fee
-------------------------------------------------------------------------------------------------------------------

   Common Stock              1,450,000 shares            (1)              $23,285,014(1)          $  6,473(1)
   $.01 par value
===================================================================================================================

(1) As of the date of this registration statement, the registrant has granted options on the following shares at the following exercise prices:

                                                     Weighted-
    Number                                            Average                                 Total Maximum
    of Shares                                      Exercise Price                             Offering Price
    ---------                                      --------------                             --------------
1,332,243                                             $ 13.55                                 $ 18,051,893

Pursuant to Rule 457(c) of the Commission, the Registrant has computed the maximum offering price for the remaining 117,757 shares to be registered by reference to the average of the high and low sale prices for the registrant's common stock on the NASDAQ National Market, on July 6, 1999, which was $ 44.44 per share.

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          PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.     INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents, which are filed with the Securities and Exchange Commission (the "Commission"), are incorporated in this Registration Statement by reference:

         (a) The Company's annual report on Form 10-K filed with the Commission on March 31, 1999 (File No. 0-24531).

         (b) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 1998.

         (c) The description of the common stock of the Company, $.01 par value per share (the "Common Stock"), which is registered under Section 12 of the Exchange Act, contained in the Registration Statement on Form 8-A filed with the Commission on June 25, 1998, which incorporates by reference the description of the Common Stock contained in the Registration Statement on Form S-1 (No. 333-47953) (originally filed on March 13, 1998), as amended, including any amendment or report filed for the purpose of updating such description. Such description of the Common Stock contained in the Form S-1 is also incorporated by reference.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered hereby have been sold or which deregisters all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents.

ITEM 4.     DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5.     INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.

ITEM 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Registrant's Certificate of Incorporation provides that the Registrant shall, subject to certain limitations, indemnify its directors and officers against expenses (including attorneys' fees, judgments, fines and certain settlements) actually and reasonably incurred by them in connection with any suit or proceeding to which they are a party so long as they acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the

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corporation, and, with respect to a criminal action or proceeding, so long as they had no reasonable cause to believe their conduct to have been unlawful.

         Section 102 of the Delaware General Corporation Law permits a Delaware corporation to include in its certificate of incorporation a provision eliminating or limiting a director's liability to a corporation or its stockholders for monetary damages for breaches of fiduciary duty. The enabling statute provides, however, that liability for breaches of the duty of loyalty, acts or omissions not in good faith or involving intentional misconduct, or knowing violation of the law, and the unlawful purchase or redemption of stock or payment of unlawful dividends or the receipt of improper personal benefits cannot be eliminated or limited in this manner. The Registrant's Certificate of Incorporation includes a provision which eliminates, to the fullest extent permitted, director liability for monetary damages for breaches of fiduciary duty.

ITEM 7.     EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.     EXHIBITS

         The exhibits filed as a part of this registration statement are set forth in the Exhibit Index.

ITEM 9.     UNDERTAKINGS

            (a)     The undersigned registrant hereby undertakes:

                    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                             (i)     to include any prospectus required by
                                     Section 10(a)(3) of the Securities Act;

                             (ii) to reflect in the prospectus any facts or events arising after the date of this registration statement (or the most recent post-effective amendment hereto) which, individually or in the aggregate, represent a fundamental change in information set forth in this registration statement; and

                             (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

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                             provided, however, that paragraphs (a)(1)(i) and
                             (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

                    (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant to the provisions set forth in Item 6, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on July 9, 1999.


                                  REALTY INFORMATION GROUP, INC.


                                  By:  /s/
                                     ------------------------------------
                                           Andrew C. Florance
                                           Chief Executive Officer and
                                           President


         KNOW ALL PERSONS BY THESE PRESENT, that each individual whose signature appears below constitutes and appoints Andrew C. Florance and Frank
A. Carchedi power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto and to all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this report has been signed by the following persons in the capacities indicated on the dates indicated.

         SIGNATURE                             CAPACITY                          DATE
         ---------                             --------                          ----

   /s/                                    Chairman of the Board              June 25, 1999
-------------------------------------
      Michael R. Klein


   /s/                                    Chief Executive Officer and        July  9, 1999
-------------------------------------     President, and a Director
     Andrew C. Florance                   (Principal Executive Officer)


   /s/                                    Chief Financial Officer (Chief     July  6, 1999
-------------------------------------     Financial and Accounting
     Frank A. Carchedi                    Officer)


   /s/                                    Director                           June 21, 1999
-------------------------------------
      David Bonderman

--------------------------------------------------------------------------------

   /s/                                    Director                           July  7, 1999
-------------------------------------
      Warren H. Haber


   /s/                                    Director                           June 22, 1999
-------------------------------------
         John Simon



--------------------------------------------------------------------------------

                               INDEX TO EXHIBITS


Exhibit
   No.           Description
--------         -----------

4.1        --    Restated Certificate of Incorporation (Incorporated by
                 reference to Exhibit 3.1 to Amendment No. 4 to the
                 Registration Statement on Form S-1 of the Registrant (Reg. No.
                 333-47953) filed with the Commission on June 30, 1998 (the
                 "1998 Form S-1")).

4.2        --    Amended and Restated By-Laws (Incorporated by reference to
                 Exhibit 3.2 to the 1998 Form S-1).

4.3        --    Specimen Common Stock Certificate (Incorporated by reference to Exhibit 4.1 to the 1998 Form S-1).

4.4        --    Realty Information Group, Inc. 1998 Stock Incentive Plan
                 (Incorporated by reference to Exhibit 10.1 to the 1998 Form
                 S-1).

5.1*       --    Opinion of Shea & Gardner.

23.1*      --    Consent of Ernst & Young LLP, Independent Auditors.

23.2*      --    Consent of Shea & Gardner (Contained in Exhibit 5.1).

24.1       --    Powers of Attorney (Included in the Signature Pages to the
                 Registration Statement).

----------------
* Filed herewith